                                                                    EXHIBIT 10.4


                         THE LIGHTSPAN PARTNERSHIP, INC.
                            STOCK OPTION GRANT NOTICE
                          (2000 EQUITY INCENTIVE PLAN)

The Lightspan Partnership, Inc. (the "Company"), pursuant to its 2000 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
                                           -------------------------------------
Date of Grant:
                                           -------------------------------------
Vesting Commencement Date:
                                           -------------------------------------
Number of Shares Subject to Option:
                                           -------------------------------------
Exercise Price (Per Share):
                                           -------------------------------------
Total Exercise Price:
                                           -------------------------------------
Expiration Date:
                                           -------------------------------------

TYPE OF GRANT:      [ ] Incentive Stock Option(1) [ ] Nonstatutory Stock Option

EXERCISE SCHEDULE:  [ ] Same as Vesting Schedule  [ ] Early Exercise Permitted

VESTING SCHEDULE:   [1/4th  of the shares vest one year after the Vesting
                    Commencement Date.
                    1/48th of the shares vest monthly thereafter over the next three years.]

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                       By cash or check

                       Pursuant to a Regulation T Program if the Shares are publicly traded

                       By delivery of already-owned shares if the Shares are publicly traded

                       [By deferred payment]

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

         OTHER AGREEMENTS:
                           -----------------------------------------------------

                           -----------------------------------------------------

THE LIGHTSPAN PARTNERSHIP, INC.             OPTIONHOLDER:

By:
    ---------------------------------       ------------------------------------
                Signature                                  Signature

Title:                                      Date:
      -------------------------------             ------------------------------
Date:
      -------------------------------

ATTACHMENTS: Stock Option Agreement, 2000 Equity Incentive Plan and Notice of Exercise

--------

(1) If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT

                         THE LIGHTSPAN PARTNERSHIP, INC.
                           2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)

        Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, The Lightspan Partnership, Inc. (the "Company") has granted you an option under its 2000 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

        2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

        3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

               (a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

               (b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

               (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

               (d) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the
                                       1.

Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.

        4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

               (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

               (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

               (c) Pursuant to the following deferred payment alternative:

                      (i) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company's election, upon termination of your Continuous Service.

                      (ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement.

                      (iii) At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

                      (iv) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and,

                                       2.

in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

        5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

        6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

        7. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

               (a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

               (b) twelve (12) months after the termination of your Continuous Service due to your Disability;

               (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

               (d) the Expiration Date indicated in your Grant Notice; or

               (e) the day before the tenth (10th) anniversary of the Date of Grant.

        If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you continue to provide services to

                                       3.

the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

        8.     EXERCISE.

               (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

               (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

               (c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

               (d) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period.

        9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        10. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any

                                       4.

obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        11.    WITHHOLDING OBLIGATIONS.

               (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

               (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

               (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

        12. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

                                       5.

        13.    SPECIAL ACCELERATION PROVISIONS.

               (a) TERMINATION. Notwithstanding any other provisions of the Plan or this Stock Option Agreement to the contrary, if (i) an event described in section 11(b) or (c) of the Plan (a "CHANGE IN CONTROL") occurs and (ii) within one (1) month prior to the date of such Change in Control or ______ (__) months after the date of such Change in Control your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a Constructive Termination, then the vesting and exercisability of this option shall be accelerated in full.

               (b)    DEFINITIONS.

                      (i) "CAUSE" means the occurrence of any of the following (and only the following): (i) conviction of any felony or any crime involving moral turpitude or dishonesty, (ii) participation in a fraud or act of dishonesty against the Company, (iii) conduct that, based upon a good faith and reasonable factual investigation and determination by the Board, demonstrates your gross unfitness to serve, or (iv) intentional, material violation of any contract with the Company or any statutory duty to the Company that is not corrected within thirty (30) days after written notice thereof. Physical or mental disability shall not constitute "Cause."

                      (ii) "CONSTRUCTIVE TERMINATION" means the occurrence of any of the following events or conditions: (i) (A) a change in the Optionholder's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Optionholder's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (B) the assignment to the Optionholder of any duties or responsibilities which are inconsistent with the Optionholder's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (C) any removal of the Optionholder from or failure to reappoint or reelect the Optionholder to any of such offices or positions, except in connection with the termination of the Optionholder's Continuous Service for Cause, as a result of the Optionholder's Disability or death or by the Optionholder other than as a result of Constructive Termination; (ii) a reduction in the Optionholder's annual base compensation or following (1) written notice and (2) failure to cure the failure within ten (10) days of receipt of the written notice, any failure to pay the Optionholder any compensation or benefits to which the Optionholder is entitled within five (5) days of the date due; (iii) the Company's requiring the Optionholder to relocate to any place outside a fifty (50) mile radius of the Optionholder's current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Optionholder was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Optionholder, or (B) provide the Optionholder with compensation and benefits, in the aggregate, at least equal


                                       6.

(in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Optionholder was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (v) any material breach by the Company of any provision of an agreement between the Company and the Optionholder, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Optionholder of such breach; or (vi) the failure of the Company to obtain an agreement from any successors and assigns to assume and agree to perform the obligations created under this Plan.

               (c) PARACHUTE PAYMENTS. In the event that the acceleration of the vesting and exercisability of this option provided for in Section 13 and benefits otherwise payable to an Optionholder (i) constitute "parachute payments" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such Optionholder's benefits hereunder shall be either

                      (i)    provided to such Optionholder in full, or

                      (ii) provided to such Optionholder as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Optionholder, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Optionholder otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the independent public accounts of the Company. In the event of a reduction of benefits hereunder, the Optionholder shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Optionholder shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this subsection.

                      If, notwithstanding any reduction described in this subsection, the IRS determines that the Optionholder is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Optionholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Optionholder challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionholder's net after-tax proceeds with respect to any payment of

                                       7.

benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Optionholder's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

                      Notwithstanding any other provision of this subsection 13(c), if (i) there is a reduction in the payment of benefits as described in this subsection, (ii) the IRS later determines that the Optionholder is liable for the Excise Tax, the payment of which would result in the maximization of the Optionholder's net after-tax proceeds (calculated as if the Optionholder's benefits had not previously been reduced), and (iii) the Optionholder pays the Excise Tax, then the Company shall pay to the Optionholder those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Optionholder's net after-tax proceeds with respect to the payment of benefits is maximized.

        14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                       8.

                     AMENDMENT TO INVESTOR RIGHTS AGREEMENT

        This AMENDMENT is entered into as of October 28, 1999 by and between THE LIGHTSPAN PARTNERSHIP, INC. (the "COMPANY") and the undersigned (each an "INVESTOR" and collectively the "INVESTORS").

                                    RECITALS

        WHEREAS, pursuant to that certain Stock Purchase Agreement by and between the Company and CINAR Corporation dated as of October __, 1999, the Company desires to sell shares of its Series E Preferred Stock, shares of its Common Stock and a warrant to purchase shares of its Series E Preferred Stock (the "WARRANT") (collectively the "SECURITIES") to CINAR Corporation (the "SALE");

        WHEREAS, it is a condition to the closing of the Sale that the Company amend the Amended and Restated Investor Rights Agreement dated as of July 8, 1999, as amended, by and between the Company and the persons or entities listed on Exhibit A thereto (the "IRA"), as set forth herein;

        WHEREAS, Section 5.7 of the IRA provides that "Holders" of at least 50% of the "Registrable Securities," as such terms are defined in the IRA, shall have the ability to amend the IRA;

        WHEREAS, the Investors collectively represent (i) 50% of the Holders of Registrable Securities under the IRA and (ii) a majority of the holders of the outstanding Shares under the Series E Agreement; and

        WHEREAS, the Investors desire to alter and amend their rights as set forth in the IRA.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. Upon close of the Sale, CINAR Corporation shall be deemed to be an "Investor" under the IRA; shares of Series E Preferred Stock held by CINAR or its permitted assigns shall be deemed to be "Shares" under the IRA; the Warrant shall be deemed to be a "Warrant" thereunder and the shares of Series E Preferred Stock Issuable upon exercise of the Warrant shall be deemed to be "Warrant Shares" thereunder.

         2. Notwithstanding anything else in the IRA to the contrary, CINAR Corporaiton shall be permitted to transfer its rights under the IRA and its Securities to any corporation or other entity which controls, is controlled by, or is under common control with CINAR Corporation. A corporation or other entity will be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other corporation or entity. Notwithstanding the foregoing, any transfer that would otherwise by subject to section 1.15 of the IRA shall be permitted by this section 2 of this Amendment only upon the written consent of the underwriters.

                                       1.

        3. This Amendment and Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be delivered by facsimile.



        IN WITNESS WHEREOF, the parties have executed this AMENDMENT AND WAIVER as of the date first above written.

COMPANY:

THE LIGHTSPAN PARTNERSHIP, INC.

By:
   -----------------------------
Its:
   -----------------------------

                                       2.

INVESTOR:

--------------------------------



By:
   -----------------------------

Its:
   -----------------------------


                    [Signature Page to Amendment and Waiver]

                                 ATTACHMENT II

                           2000 EQUITY INCENTIVE PLAN

                                  [See Tab 17]

                                 ATTACHMENT III

                               NOTICE OF EXERCISE

                               NOTICE OF EXERCISE

The Lightspan Partnership, Inc.
10140 Campus Point Drive
San Diego, California 92121                  Date of Exercise: _______________

Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

        Type of option (check one):         Incentive  [ ]    Nonstatutory  [ ]

        Stock option dated:                 _______________

        Number of shares as
        to which option is
        exercised:                          _______________

        Certificates to be
        issued in name of:                  _______________

        Total exercise price:               $______________

        Cash payment delivered
        herewith:                           $______________

        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2000 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and
(iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

        I further agree that, if required by the Company (or a representative of the underwriters) in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act of 1933, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act of 1933 as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                                   Very truly yours,




                                                   _____________________________